EXHIBIT 10.29
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			     INGRAM FUNDING INC.,

				  Transferor,

			    INGRAM INDUSTRIES INC.,

				   Servicer,

				      and

				CHEMICAL BANK,

				    Trustee

		      on behalf of the Certficateholders

			      ___________________

			   SERIES 1993-1 SUPPLEMENT

			   Dated as of July 23, 1993


				      to


			  INGRAM FUNDING MASTER TRUST
			POOLING AND SERVICING AGREEMENT


			 Dated as of February 12, 1993

			      ___________________

		       6.19% ASSET-BACKED CERTIFICATES,
			    Series 1993-1, CLASS A

		       6.19% ASSET-BACKED CERTIFICATES,
			    Series 1993-1, CLASS B

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      Series 1993-l SUPPLEMENT, dated as of July 23, 1993 (this "Supplement")
among INGRAM FUNDING INC., a Delaware corporation, as Transferor (the "Transferor"), INGRAM INDUSTRIES INC., a Tennessee corporation, as Servicer ("Ingram" or the "Servicer"), and CHEMICAL BANK, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Pooling and Servicing Agreement referred to below, the "Trustee") , under the Pooling and Servicing Agreement, dated as of February 12, 1993 (the "Agreement") among the Transferor, the Servicer and the Trustee.

			   PRELIMINARY STATEMENT

      Section 6.09 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the issuance of Investor Certificates. The Transferor has delivered the Issuance Notice required by Section 6.09 of the Agreement and hereby enters into this Supplement with the Servicer and the Trustee as required by Section 6.09(b) of the Agreement to provide for the issuance, authentication and delivery of the 6.19% Asset-Backed Certificates, Series 1993-1, Class A (the "Class A Certificates") and the 6.19% Asset-Backed Certificates, Series 1993-1, Class B (the "Class B Certificates" and, together with the Class A Certificates, the "Series 1993-1 Certificates"). In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

      All capitalized terms not otherwise defined herein are defined in Annex X to the Agreement. All Article, Section or Subsection references herein shall mean Article, Section or Subsections of the Agreement, as amended and supplemented by this Supplement, except as otherwise provided herein.

      Any reference to the Amortization Period or the Non-Amortization Period in this Supplement shall refer only to such periods as they relate to the Series 1993-1 Certificates.

SECTION 1. Designation.

      The Class A Certificates shall be designated generally as 6.19% Asset-Backed Certificates, Series 1993-1, Class A or the Class A
Certificates. The Class B Asset-Backed Certificates, Series 1993-1, Class B or the Class B Certificates together shall be designated generally as the Series 1993-1 Certificates.

SECTION 2. Agreement Modifications.

      The following terms of the Agreement are hereby modified solely with respect to the Series 1993-1 Certificates issued pursuant to this Supplement as follows:

      Section 4.02 is modified to add the following:

      (e) The Certificate Account. The Trustee, for the benefit of Certificateholders holding the Series 1993-1 Certificates (the "Series 1993-1 Certificateholders"), shall establish or shall cause to be established and maintained with an Eligible Institution (which may be the Trustee) in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Certificate Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1993-1 Certificateholders. The Certificate Account shall have two sub-accounts, the "Principal Funding Account" and the "Interest Funding Account". The Certificate Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1993-1 Certificateholders. If, at any time, the institution holding the Certificate Account ceases to be an Eligible Institution, the Trustee shall within 30 days of a Responsible Officer learning of such event establish a new Certificate Account meeting the conditions specified above with an Eligible Institution, transfer any cash and/or any investments to such new Certificate Account and from the date such new Certificate Account is established, it shall be the "Certificate Account". Neither the Transferor nor the Servicer, nor any person or entity claiming by, through or under the Transferor or Servicer, shall have any right, title or interest in, or any right to withdraw any amount from, the Certificate Account except to the extent provided in the Agreement as modified by this Supplement. Pursuant to the authority granted to the Servicer pursuant to Section 3.01(a), the Servicer shall have the revocable power to instruct the Trustee to make withdrawals and payments from the Certificate Account for the purposes of carrying out the Servicer's duties under the Agreement.

      (f) Administration of the Certificate Account. Funds on deposit in the Certificate Account shall at the direction of the Servicer be invested by the Trustee in Permitted Investments that will mature so that such funds will be available prior to the Payment Date following such investment. Any funds on deposit in the Certificate Account to be so invested shall be invested solely in Permitted Investments. Any request by the Servicer to invest funds on deposit in the Certificate Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby. The Trustee shall maintain possession of the negotiable instruments or securities, if any, evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until maturity. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Certificate Account shall be paid by the Trustee to the Transferor on each Payment Date.

      (g) Identification of Certificate Account. Schedule A, which is hereby incorporated into and made a part of this Supplement, identifies the Certificate Account by setting forth the account number of such account, the account designation of such account and the name and location of the institution with which such account has been established.

      Section 4.04 is modified in its entirety to read as follows:

      Section 4.04 Payments of Imputed Yield Collections with Respect to the Series 1993-1 Certificates.

      Daily Settlement

      On each Business Day, the Servicer shall deliver to the Trustee a Daily Report in which it shall instruct the Trustee to withdraw with respect to the Series 1993-1 Certificates and pay, and the Trustee, acting in accordance with such instructions, shall withdraw and pay or cause to be withdrawn and paid on each Business Day (to the extent, solely with respect to Section 4.04(b) in the case of the Servicing Fee, and Sections 4.04(c),
(d), (f), (g) and (h) in the case of amounts payable to the Holder of the Transferor Certificate, the Servicer has not effected any such payment by deduction of such amount from net Collections remitted to the Collection Account on such Business Day as set forth in the Daily Report), the amounts required to be withdrawn and paid from the Collection Account pursuant to Sections 4.04(a), (b), (c), (e) and (f) and, on each Business Day other than a Settlement Date, the amounts required to be withdrawn and paid from the Collection Account pursuant to Sections 4.04(d), (g), and (h).

      (a) Class A Certificate Interest. Subject to the last sentence of this Section 4.04(a), on each of the last l0 Business Days of the month preceding the month in which each Payment Date occurs, the Trustee, acting in accordance with instructions from the Servicer, shall deposit into the Interest Funding Account, with respect to the Class A Certificates and from Imputed Yield Collections in the Collection Account which are allocated to the Series 1993-1 Certificates pursuant to Sections 4.03(b)(i)(A) or
(ii)(A), as applicable (the "Series 1993-1 Imputed Yield Collections"), (i) first, one-tenth of the aggregate interest that has accrued and will accrue at the Class A Certificate Rate for each day from and including the preceding Payment Date to but not including the next succeeding Payment Date on the Class A Invested Amount after giving effect to payments made on the preceding Payment Date (without regard to Class A Charge-Offs, if any, incurred subsequent to such preceding Payment Date) and (ii) second, the amount of the unpaid Class A Deficiency Amount (as defined below) on the previous Business Day. The cumulative excess, if any, of the amounts required to be paid under (i) and (ii) above over the sum of (x) the available Series 1993-1 Imputed Yield Collections, (y) Undistributed Class B Interest (as defined in Section 4.04(e)) and (z) Subordinated Series 1993-1 Principal Collections (as defined in Section 4.06(a)) on any day shall be referred to as the "Class A Deficiency Amount" with respect to the Series 1993-1 Certificates. Interest shall not accrue on the Class A Deficiency Amount. Notwithstanding the first sentence of this
Section 4.04(a), (i) if a Class A Deficiency Amount exists at the end of the last Business Day of the month preceding the month in which a Payment Date occurs, then on each Business Day of such succeeding month through and including such Payment Date, or such lesser number of days as shall elapse until such Class A Deficiency Amount is satisfied in full, Series 1993-1 Imputted Yield Collections, together with Undistributed Class B Interest and Subordianted Series 1993-1 Principal Collections if required, shall be applied to such Class A Deficiency Amount and deposited or reallocated in the Interest Funding Account with respect thereto and (ii) during the Amortization Period, in addition to any amounts required to be deposited pursuant to clause (i) of this sentence, interest shall be deposited in the Interest Funding Account on each Business Day during the month preceding each Payment Date in a pro-rated amount based on the number of Business Days in such month.

      (b)  Servicing Fee with respect to the Series 1993-l Certificates.
On each Business Day, after giving effect to the payments required pursuant to Section 4.04(a) (including any payments from Undistributed Class B Interest and Subordinated Series 1993-1 Principal Collections with respect thereto), the Trustee, acting in accordance with instructions from the Servicer, shall pay to the Servicer, from available Series 1993-1 Imputed Yield Collections, (i) first, the Servicing Fee allocable to the Series 1993-1 Certificates accrued at the applicable Servicing Fee Percentage for each day from and including the preceding day on which payments were made pursuant to this Section 4.04(b) to but not including the current Business Day on the Series 1993-1 Invested Amount at the end of such preceding day and (ii) second, the amount of the unpaid Servicing Fee Deficiency Amount (as defined below) on the previous Business Day. The cumulative excess, if any, of the amounts required to be paid under (i) and (ii) above over the sum of (x) the available Series 1993-1 Imputed Yield Collections, (y) the available Undistributed Class B Interest and (z) the available Subordinated Series 1993-1 Principal Collections on any day shall be referred to as the "Servicing Fee Deficiency Amount" with respect to the Series 1993-1 Certificates. Interest shall not accrue on the Servicing Fee Deficiency Amount.

      (c) Class A Default Amounts. On each Business Day, after giving effect to the payments required pursuant to Sections 4.04(a) and (b) (including any payments from Undistributed Class B Interest and Subordinated Series 1993-1 Principal Collections with respect thereto), the Trustee, acting in accordance with instructions from the Servicer, shall, pursuant to clause (i) or (ii) below, from available Series 1993-1 Imputed Yield Collections and with respect to an amount equal to the Class A Default Amount for such day, if any (without regard to the aggregate amount of Class A Charge-Offs outstanding from previous days), (i) during the Non-Amortization Period, pay such Class A Default Amount to the Holder of the Transferor Certificate to the extent of such Series
1993-1 Imputed Yield Collections (and, if required, from available Undistributed Class B Interest and Subordinated Series 1993-1 Principal Collections), and (ii) during the Amortization Period, deposit such Class A Default Amount to the extent of available Series 1993-1 Imputed Yield Collections (and, if required, from available Undistributed Class B Interest and Subordinated Series 1993-1 Principal Collections) into the Principal Funding Account. The excess, if any, of the Class A Default Amount on any day over the sum of (x) the available Series 1993-1 Imputed Yield Collections, (y) the available Undistributed Class B Interest and (z) the available
Subordinated Series 1993-1 Principal Collections on such day, shall be referred to as a "Class A Charge-Off" and shall constitute a reduction to the Class A Invested Amount. Any amounts paid under this Section 4.04(c) shall be treated, for all purposes hereunder, as payments in respect of Principal Receivables.

      (d) Daily Reimbursement of Class A Charge-Offs. On each Business Day other than a Settlement Date, after giving effect to the payments required pursuant to Sections 4.04(a), (b) and (c) (including any payments from Undistributed Class B Interest and Subordinated Series 1993-1 Principal Collections with respect thereto), the Trustee, acting in accordance with instructions from the Servicer, shall, from available Series 1993-1 Imputed Yield Collections, and with respect to the aggregate amount of Class A Charge-Offs, if any, which have not theretofore been reimbursed pursuant to this Section 4.04(d) or Section 4.04(j) (i) during the Non-Amortization Period, pay such amounts to the extent of available Series 1993-1 Imputed Yield Collections (and, if required, from available Undistributed Class B Interest and Subordinated Series 1993-1 Principal Collections), to the Holder of the Transferor Certificate and (ii) during the Amortization Period, deposit such amounts, to the extent of available Series 1993-1 Imputed Yield Collections (and, if required, from available Undistributed Class B Interest and Subordinated Series 1993-1 Principal Collections), into the Principal Funding Account, and the amount of such payment or deposit shall constitute an increase of the Class A Invested Amount. Any amounts paid under this Section 4.04(d) shall be treated, for all purposes hereunder, as payments in respect of Principal Receivables.

      (e) Class B Certificate Interest. On each of the last 10 Business Days of the month preceding the month in which each Payment Date occurs, after giving effect to the payments required pursuant to Sections 4.04(a),
(b), (c) and (d), and (i) and (j) if a Settlement Date, the Trustee, acting in accordance with instructions from the Servicer, shall deposit into the Interest Funding Account, with respect to Class B Certificates and solely from Series 1993-1 Imputed Yield Collections (i) first, one-tenth of the aggregate interest that has accrued and will accrue at the Class B Certificate Rate for each day from and including the preceding Payment Date to but not including the next succeeding Payment Date on the Class B Invested Amount after giving effect to payments made on the preceding Payment Date (without regard to Class B Charge-Offs, if any, incurred subsequent to such preceding Payment Date) and (ii) second, the amount of the unpaid Class B Deficiency Amount (as defined below) on the previous Business Day. The cumulative excess, if any, of the amounts required to be paid under (i) and (ii) above over the available Series 1993-1 Imputed Yield Collections on any day shall be referred to as the "Class B Deficiency Amount" with respect to the Series 1993-1 Certificates.
Interest shall not accrue on the Class B Deficiency Amount. Any and all amounts deposited in the Interest Funding Account with respect to interest on the Class B Certificates but not actually distributed to the Class B Certificateholders ("Undistributed Class B Interest"), shall, to the extent of any amounts required to be deposited or paid with respect to the Class A Certificates on any Business Day pursuant to Sections 4.04(a), (b), (c),
(d), (i) and (j) which are not provided for in full by available Series 1993-1 Imputed Yield Collections on such day, be reallocated and, if applicable, paid or deposited in satisfaction of such amounts for the benefit of the Class A Certificateholders. Any Undistributed Class B Interest which is so reallocated shall give rise to a corresponding Class B Deficiency Amount on the day so reallocated.

      (f) Class B Default Amounts. On each Business Day, after giving effect to the payments required pursuant to Sections 4.04(a), (b), (c),
(d), (i) and (j) if a Settlement Date, and (e), the Trustee, acting in accordance with instructions from the Servicer, shall, pursuant to clause
(i) or (ii) below, solely from available Series 1993-1 Imputed Yield Collections and with respect to an amount equal to the Class B Default Amount for such day, if any (without regard to the aggregate amount of Class B Charge-Offs outstanding from previous days), (i) during the Non-Amortization Period, pay such Class B Default Amount to the Holder of the Transferor Certificate, to the extent of such Series 1993-1 Imputed Yield Collections, and (ii) during the Amortization Period, deposit such Class B Default Amount (to the extent of available Series 1993-1 Imputed Yield Collections) into the Principal Funding Account. The excess, if any, of the Class B Default Amount on any day over the available Series 1993-1 Imputed Yield Collections on such day shall be referred to as a "Class B Charge-Off" and shall constitute a reduction to the Class B Invested Amount. Any amounts paid under this Section 4.04(f) shall be treated, for all purposes hereunder, as payments in respect of Principal Receivables. Notwithstanding anything to the contrary in this Section 4.04(f), from and after the Amortization Period Commencement Date, until the Class A Invested Amount and all accrued interest thereon has been paid to, or deposited for the benefit of, the Class A Certificateholders, no allocation of available Series 1993-1 Imputed Yield Collections to the Class B Default Amount shall be made under this Section 4.04(f).

      (g) Daily Reimbursement of Class B Charge-Offs; Late Charge. On each Business Day other than a Settlement Date, after giving effect to the payments required pursuant to Sections 4.04(a), (b), (c), (d), (e) and (f), the Trustee, acting in accordance with instructions from the Servicer, shall, solely from available Series 1993-1 Imputed Yield Collections and with respect to the aggregate amount of Class B Charge-Offs, if any, which have not theretofore been reimbursed pursuant to this Section 4.04(g) or
Section 4.04(1) (i) during the Non-Amortization Period, pay such amounts, to the extent of available Series 1993-1 Imputed Yield Collections, to the Holder of the Transferor Certificate and (ii) during the Amortization Period, deposit such amounts, to the extent of available Series 1993-1 Imputed Yield Collections, into the Principal Funding Account, and the amount of such payment or deposit shall constitute an increase to the Class B Invested Amount. Any amounts paid under this Section 4.04(g) shall be treated, for all purposes hereunder, as payments in respect of Principal Receivables. Notwithstanding anything to the contrary in this Section 4.04(g), from and after the Amortization Period Commencement Date, until the Class A Invested Amount and all accrued interest thereon has been paid to, or deposited for the benefit of, the Class A Certificateholders, no allocation of available Series 1993-1 Imputed Yield Collections to reimbursement of Class B Charge-Offs shall be made under this Section 4.04(g).

      On each Business Day other than a Settlement Date, after giving effect to the payments required pursuant to Sections 4.04(a), (b), (c),
(d), (e), (f) and the preceding paragraph of this subsection (g), the Trustee, acting in accordance with instructions from the Servicer, shall deposit into the Interest Funding Account and pay to the Class A Certificateholders an amount equal to the lesser of (i) all remaining Series 1993-1 Imputed Yield Collections and (ii) the amount of the unpaid Late Charge, if any, payable pursuant to Section 26 of the Series 1993-1 Supplement.

      (h) Daily Payments and Deposits of Excess Series 1993-1 Imputed Yield Collections. On each Business Day other than a Settlement Date, after giving effect to the payments required pursuant to Sections 4.04(a),
(b), (c), (d), (e), (f) and (g), the Trustee, acting in accordance with instructions from the Servicer, shall pay or deposit, as applicable, all remaining Series 1993-1 Imputed Yield Collections (i) if the Transferor Eligible Amount as of the end of the preceding Business Day is greater than or equal to the Transferor Minimum Amount, to the Holder of the Transferor Certificate and (ii) if the Transferor Eligible Amount as of the end of the preceding Business Day is less than the Transferor Minimum Amount, first to the Transferor Account to the extent required to cause the Transferor Eligible Amount to be not less than the Transferor Minimum Amount, and second, any remaining Series 1993-l Imputed Yield Collections, to the Holder of the Transferor Certificate. Notwithstanding the preceding sentence, from and after the Amortization Period Commencement Date, all excess Series 1993-1 Imputed Yield Collections shall first be allocated to the payment of the unpaid Make-Whole Amount, if any, owing to the Class A Certificateholders pursuant to Section 19 of the Series 1993-1 Supplement and, if sufficient funds have been allocated to fully satisfy such unpaid Make-Whole Amount, remaining excess Series 1993-1 Imputed Yield Collections shall be characterized as Principal Collections in respect of the Series 1993-1 Certificates and deposited into the Principal Funding Account.

      Monthly Settlement

      On each Settlement Date, the Servicer shall deliver to the Trustee a Settlement Statement. On each Settlement Date, the Servicer also shall deliver to the Trustee a Daily Report in which it shall instruct the Trustee to withdraw with respect to the Series 1993-1 Certificates and pay, and the Trustee, acting in accordance with such instructions, shall withdraw and pay or cause to be withdrawn and paid on such day (to the extent, solely with respect to Sections 4.04(i), (j), (k), (1), (m) and (n) in the case of amounts payable to the Holder of the Transferor Certificate, the Servicer has not effected any such payment by deduction of such amount from net Collections remitted to the Collection Account on such Business Day as set forth in the Daily Report), the amounts required to be withdrawn and paid from the Collection Account pursuant to Sections 4.04(i), (j),
(k), (1), (m) and (n).

      (i) Class A Certificate Defaults. On each Settlement Date, after giving effect to the payments required pursuant to Sections 4.04(a), (b) and (c) (including any payments from Undistributed Class B Interest and Subordinated Series 1993-1 Principal Collections with respect thereto), the Trustee, acting in accordance with instructions from the Servicer, shall pay, from available Series 1993-1 Imputed Yield Collections, an amount equal to the excess, if any, of (i) the product of (x) the Defaulted Amount for the preceding Settlement Period as determined on the preceding Determination Date and (y) the average Class A Invested Percentage during such preceding Settlement Period over (ii) the aggregate Class A Default Amounts for each Business Day in the preceding Settlement Period (in each case, without regard to the aggregate amount of Class A Charge-Offs outstanding from previous days) (the "Class A Default Deficiency Amount"),
(i) to the Holder of the Transferor Certificate, during the Non-Amortization Period to the extent of available Series 1993-1 Imputed Yield Collections (and, if required, from Undistributed Class B Interest and Subordinated Series 1993-1 Principal Collections) and (ii) to the Principal Funding Account, during the Amortization Period to the extent of available Series 1993-1 Imputed Yield Collections (and, if required, from Undistributed Class B Interest and Subordinated Series 1993-1 Principal Collections). If available Series 1993-1 Imputed Yield Collections are less than the Class A Default Deficiency Amount, the Trustee, acting in accordance with instructions from the Servicer, shall determine the aggregate amount paid to the Holder of the Transferor Certificate during the preceding Settlement Period pursuant to Section 4.04(h) and shall deem such payments to have been made in satisfaction of such Class A Default Deficiency Amount, up to the amount thereof. Any amounts recharacterized as payments of the Class A Default Deficiency Amount shall be treated, for all purposes hereunder, as payments in respect of Principal Receivables.

      (j) Settlement Date Adjustment and Reimbursement of Class A Charge-Offs. On each Settlement Date, the Trustee, acting in accordance with instructions from the Servicer, shall reduce the aggregate amount of Class
A Charge-Offs, if any, and correspondingly increase the Class A Invested Amount, to the extent of the excess, if any, of (i) the aggregate Class A Default Amounts for each Business Day in the preceding Settlement Period over (ii) the product of (x) the Defaulted Amount for the preceding Settlement Period as determined on the preceding Determination Date and (y) the average Class A Invested Percentage during such preceding Settlement Period. On each Settlement Date, after giving effect to such reduction and to the payments required pursuant to Sections 4.04(a), (b), (c) and (i) (including any payments from Undistributed Class B Interest and
Subordinated Series 1993-1 Principal Collections with respect thereto), the Trustee, acting in accordance with instructions from the Servicer, shall pay, from available Series 1993-1 Imputed Yield Collections, an amount equal to the sum of (x) the aggregate amount of Class A Charge-Offs, if any, which have not theretofore been reimbursed pursuant to Section 4.04(d) and this Section 4.04(j) and (y) the excess, if any, of the amount determined pursuant to the first sentence of Section 4.04(i) over the amount paid or characterized as having been paid with respect thereto pursuant to the first and second sentences of Section 4.04(i) ("Unreimbursed Class A Charge-Offs"), (i) to the Holder of the Transferor Certificate, during the Non-Amortization Period to the extent of available Series 1993-1 Imputed Yield Collections (and, if required, from Undistributed Class B Interest and Subordinated Series 1993-1 Principal Collections), and (ii) to the Principal Funding Account, during the Amortization Period to the extent of Series 1993-1 Imputed Yield Collections (and, if required, from Undistributed Class B Interest and Subordinated Series 1993-1 Principal Collections), and the Class A Invested Amount shall be increased by the amount so paid or deposited. Any such amounts paid under this Section 4.04(j) shall be treated, for all purposes hereunder, as payments in respect of Principal Receivables.

      (k) Class B Certificate Defaults. On each Settlement Date, after giving effect to the payments required pursuant to Sections 4.04(a), (b),
(c), (i), (j), (e) and (f), the Trustee, acting in accordance with instructions from the Servicer, shall pay, solely from available Series 1993-1 Imputed Yield Collections, an amount equal to the excess, if any, of
(i) the product of (x) the Defaulted Amount for the preceding Settlement Period as determined on the preceding Determination Date and (y) the average Class B Invested Percentage during such preceding Settlement Period over (ii) the aggregate Class B Default-Amounts for each Business Day in the preceding Settlement Period (in each case, without regard to the aggregate amount of Class B Charge-Offs outstanding from previous days) (the "Class B Default Deficiency Amount"), (i) to the Holder of the Transferor Certificate, during the Non-Amortization Period to the extent of available Series 1993-l Imputed Yield Collections, and (ii) to the Principal Funding Account, during the Amortization Period to the extent of available Series 1993-1 Imputed Yield Collections. If available Series 1993-1 Imputed Yield Collections are less than the Class B Default Deficiency Amount, the Trustee, acting in accordance with instructions from the Servicer, shall determine the aggregate amount paid to the Holder of the Transferor Certificate during the preceding Settlement Period pursuant to Section 4.04(h) and shall deem such payments to have been made in satisfaction of such Class B Default Deficiency Amount, up to the amount thereof. Any amounts recharacterized as payments of the Class B Default Deficiency Amount shall be treated, for all purposes hereunder, as payments in respect of Principal Receivables. Notwithstanding anything to the contrary in this Section 4.04(k), from and after the Amortization Period Commencement Date, until the Class A Invested Amount and all accrued interest thereon has been paid to, or deposited for the benefit of, the Class A Certificateholders, no allocation of available Series 1993-1 Imputed Yield Collections to the Class B Default Deficiency Amount shall be made under this Section 4.04(k).

      (l) Settlement Date Adjustment and Reimbursement of Class B Charge-Offs. On each Settlement Date, the Trustee, acting in accordance with instructions from the Servicer, shall reduce the aggregate amount of Class B Charge-Offs, if any, and correspondingly increase the Class B Invested Amount, to the extent of the excess, if any, of (i) the aggregate Class B Default Amounts for each Business Day in the preceding Settlement Period over (ii) the product of (x) the Defaulted Amount for the preceding Settlement Period as determined on the preceding Determination Date and (y) the average Class B Invested Percentage during such preceding Settlement Period. On each Settlement Date, after giving effect to such reduction and to the payments required pursuant to Sections 4.04(a), (b), (c), (i), (j),
(e), (f) and (k), the Trustee, acting in accordance with instructions from the Servicer, shall pay, solely from available Series 1993-1 Imputed Yield Collections, an amount equal to the sum of (x) the aggregate amount of Class B Charge-Offs, if any, which have not theretofore been reimbursed pursuant to Section 4.04(g) and this Section 4.04(l) and (y) the excess, if any, of the amount determined pursuant to the first sentence of Section 4.04(k) over the amount paid or characterized as having been paid with respect thereto pursuant to the first and second sentences of Section 4.04(k) ("Unreimbursed Class B Charge-offs"), (i) to the Holder of the Transferor Certificate, during the Non-Amortization Period to the extent of available Series 1993-1 Imputed Yield Collections, and (ii) to the Principal Funding Account, during the Amortization Period to the extent of Series 1993-1 Imputed Yield Collections, and the Class B Invested Amount shall be increased by the amount so paid or deposited. Any amounts paid under A. s Section 4.04(l) shall be treated, for all purposes hereunder, as payments in respect of Principal Receivables. Notwithstanding anything to the contrary in this Section 4.04(l), from and after the Amortization Period Commencement Date, until the Class A Invested Amount and all accrued interest thereon has been paid to, or deposited for the benefit of, the Class A Certificateholders, no allocation of available Series 1993-1 Imputed Yield Collections to Unreimbursed Class B Charge-Offs shall be made under this Section 4.04(1).

      (m) Settlement Date Payments and Deposits of Excess Series 1993-1 Imputed Yield Collections. On each Settlement Date, after giving effect to the payments required pursuant to Sections 4.04(a), (b), (c), (i), (j),
(e), (f), (k) and (l), the Trustee, acting in accordance with instructions from the Servicer, shall pay or deposit, as applicable, all remaining Series 1993-1 Imputed Yield Collections (i) if the Transferor Eligible Amount as of the end of the preceding Business Day is greater than or equal to the Transferor Minimum Amount, to the Holder of the Transferor Certificate and (ii) if the Transferor Eligible Amount as of the end of the preceding Business Day is less than the Transferor Minimum Amount, first, to the Transferor Account to the extent required to cause the Transferor Eligible Amount to be not less than the Transferor Minimum Amount, and second, any remaining Series 1993-1 Imputed Yield Collections, to the Holder of the Transferor Certificate. Notwithstanding the preceding sentence, from and after the Amortization Period Commencement Date, all excess Series 1993-1 Imputed Yield Collections shall be recharacterized as Principal Collections in respect of the Series 1993-1 Certificates and, at the written direction of the Servicer, shall be deposited into the Principal Funding Account.

      (n) Undistributed Series 1993-1 Imputed Yield Collections. If, as of the end of any day on which Series 1993-1 Imputed Yield Collections are to be distributed pursuant to Sections 4.04(c), (d), (f), (g), (h), (i),
(j), (k), (l) or (m), such payments would cause the Transferor Eligible Amount, after taking into account payments to the Transferor pursuant to
Section 4.03 and Sections 4.04(c), (d), (f), (g), (h), (i), (j), (k), (l)
and (m) and the increase in the Transferor Eligible Amount resulting from the transfer of any new Receivables to the Trust as of such day, to be less than the Transferor Minimum Amount (any such Series 1993-1 Imputed Yield Collections to the extent applied to reduce the Transferor Eligible Amount to the Transferor Minimum Amount being referred to as "Distributed Series 1993-1 Imputed Yield Collections"), then the Trustee, acting in accordance with instructions from the Servicer, shall pay or deposit, as applicable, any Series 1993-1 Imputed Yield Collections allocated to the Holder of the Transferor Certificate in excess of Distributed Series 1993-1 Imputed Yield Collections ("Undistributed Series A Imputed Yield Collections"), first, to the Transferor Account to the extent required to cause the Transferor Eligible Amount to be not less than the Transferor Minimum Amount, and second, any remaining Series 1993-1 Imputed Yield Collections to the Holder of the Transferor Certificate. Notwithstanding the preceding sentence, from and after the Amortization Period Commencement Date, all Undistributed Series 1993-1 Imputed Yield Collections shall be recharacterized as Principal Collections in respect of the Series 1993-1 Certificates and, at the written direction of the Servicer, deposited into the Principal Funding Account.

      Payments on Payment Dates

      On each Payment Date, the Servicer with respect to the Series 1993-1 Certificates shall instruct the Trustee to withdraw and pay and the Trustee, acting in accordance with such instructions shall withdraw and pay or cause to be withdrawn and paid on such day, the amounts required to be withdrawn and paid from the Interest Funding Account pursuant to Sections 4.04(o) and (p).

      (o) Payments to Class A Certificateholders. On each Payment Date, after giving effect to the payments and deposits required pursuant to this
Section 4.04(a) through (n) (including any payments from Subordinated Series 1993-1 Principal Collections), the Trustee, acting in accordance with instructions from the Servicer, shall apply from the amount on deposit in the Interest Funding Account an amount equal to the sum of the Class A Interest Distribution Amount and the unpaid Late Charge, if any, not previously paid under Section 4.04(g) and shall pay such amount to the Class A Certificateholders.

      (p) Payments to Class B Certificateholders. On each Payment Date, after giving effect to the payments and deposits required pursuant to this
Section 4.04(a) through (o), the Trustee, acting in accordance with instructions from the Servicer, shall apply from the amount on deposit in the Interest Funding Account an amount equal to the Class B Interest Distribution Amount and shall pay such amount to the Class B Certificateholders, provided, however, that from and after the Amortization Period Commencement Date, until the Class A Invested Amount and all accrued interest thereon, unpaid Late Charges, if any, and the Make-Whole Amount and the Other Series Make-Whole Amount (as hereinafter defined), if any, have been paid to the Class A Certificateholders, no distribution of interest on the Class B Certificates shall be made under this Section 4.04(p) and amounts allocated to such interest and deposited in the Interest Funding Account pursuant to Section 4.04(e) shall be retained in the Interest Funding Account. After the Class A Invested Amount, all interest thereon and any Late Charges have been paid in full, amounts in respect of interest on the Class B Certificates retained in the Interest Funding Account pursuant to the preceding sentence shall be applied to pay the Make-Whole Amount and Other Series Make-Whole Amount, if any, prior to distribution of any such amount to the Class B Certificateholders. Notwithstanding anything to the contrary, payment shall not be made to the Class B Certificateholders on any Payment Date unless the Class A Certificateholders shall be paid all amounts owed to them on such Payment Date, including Late Charges, if any.

      Section 4.06 is modified in its entirety to read as follows:

      Section 4.06. Payment of Principal.

      Daily Payments and Deposits

      (a) On each Business Day prior to the commencement of the Amortization Period, the Servicer shall instruct the Trustee to pay the amount allocated pursuant to Section 4.03(b)(i)(B) (the "Series 1993-1 Principal Collections") (without duplication of amounts to be paid pursuant to Sections 4.04(c), (d), (f), (g), (h), (i), (j), (k), (l), (m)
and (n)), and the Trustee shall pay such amount, to the Holder of the Transferor Certificate; provided, however, that if as of the beginning of the preceding Business Day, the Transferor Eligible Amount was less than the Transferor Minimum Amount, the Servicer shall direct the Trustee to pay (to the extent available) to the Transferor Account at least an amount equal to such deficiency. Notwithstanding the preceding sentence (including the proviso thereto), on each Business Day prior to the commencement of the Amortization Period, Series 1993-1 Principal Collections not exceeding the Class B Invested Amount on such day (the "Subordinated Series 1993-1 Principal Collections") shall, to the extent of any amounts required to be deposited or paid with respect to the Class A Certificates on any Business Day pursuant to Sections 4.04(a), (b), (c),
(d), (i) and (j) which are not provided for in full by available Series 1993-1 Imputed Yield Collections on such day or by Undistributed Class B Interest reallocated on such day pursuant to Section 4.04(e), be reallocated and, if applicable, paid or deposited in satisfaction of such amounts for the benefit of the Class A Certificateholders. Any Subordinated Series 1993-1 Principal Collections which are so allocated shall give rise to a corresponding Class B Charge-Off on the day so allocated.

      (b) Commencing on the first Business Day in the Amortization Period and on each Business Day thereafter until the end of such Amortization Period, the Servicer shall instruct the Trustee in writing to withdraw, and the Trustee shall withdraw, from the Collection Account the amount allocated and deposited pursuant to Section 4.03(b)(ii)(B) (without duplication of amounts to be paid pursuant to Sections 4.04(c), (d), (f),
(g), (h), (i), (j), (k), (l), (m) and (n)), and after giving effect to any required payments from Subordinated Series 1993-1 Principal Collections the Trustee shall deposit such amount, together with the amounts to be paid pursuant to Sections 4.04(c), (d), (f), (g), (h), (i), (j), (k), (l), (m)
and (n) in the Principal Funding Account on behalf of the Holders of the Series 1993-1 Certificates.

     Payments on Each Payment Date

     (c) On each Payment Date during the Amortization Period, after giving effect to the deposits required pursuant to this Section 4.06(b), the Trustee, acting in accordance with instructions from the Servicer, shall pay the amount on deposit in the Principal Funding Account through such Payment Date to the Class A Certificateholders until the Class A Invested Amount is paid in full, then shall pay the amount remaining on deposit in the Principal Funding Account through such Payment Date to the Class A Certificateholders in an amount not to exceed the unpaid Make-Whole Amount, if any, and finally shall pay the amount remaining on deposit in the Principal Funding Account through such Payment Date to the Class A Certificateholders of Series 1993-2 in an amount not to exceed the unpaid Make-Whole Amount (the "Other Series Make-Whole Amount") owed to such Class A Certificateholders under the Series 1993-2 Supplement, if any.

      (d) On each Payment Date during the Amortization Period on or after the Class A Certificateholders have been paid in full, including the Make-Whole Amount, if any, owed to the Class A Certificateholders and the Other Series Make-Whole Amount, if any, has been paid in full and after giving effect to the deposits required pursuant to this Section 4.06(b), the Trustee, acting in accordance with instructions from the Servicer, shall pay the amount remaining on deposit in the Principal Funding Account through such Payment Date to the Class B Certificate-holders.

      Section 9.01 is modified as follows:

      The following events, numbered as indicated, also shall constitute Events of Termination thereunder:

	    (xi) Ingram shall fail to make any payment or deposit required to be made pursuant to the terms of the Purchase Agreement on or before three Business Days after the date such payment or deposit is required to be made thereunder;

	    (xii) the Lien created in favor of the Trust on all the Trust Assets shall cease to be a perfected, first priority enforceable Lien thereon, or the Transferor or Ingram shall so assert in writing (and such Receivables are not repurchased pursuant to Section 2.04(c));

	    (xiii) the Servicer shall fail to deliver the Daily Report or Settlement Statement to the Trustee and such failure continues for a period of three Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee; provided, however, that a delay in or failure to deliver any such Daily Report or Settlement Statement for a period of five Business Days shall not constitute an Event of Termination until the expiration of such five Business Days if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an Act of God, the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricane, earthquakes, floods, telecommunications disruptions, computer failures or similar causes;

	    (xiv) a Material Subsidiary shall voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law or becomes a party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as creditor or claimant, and in the event such proceeding is involuntary, the petition instituting same is not dismissed within 60 days of its filing; or a Material Subsidiary shall become unable for any reason to sell Receivables to Ingram in accordance with the provisions of the applicable Subsidiary Purchase Agreement; or

	    (xv) payment of interest with respect to the Class A Certificates is not made on the Payment Date (without regard to any grace period) more than two times prior to the scheduled Amortization Period Commencement Date when the full amount of funds that would be required to make such payment are not on deposit in the Interest Funding Account on such Payment Date, provided, however, that failure to make payment on a Payment Date shall not be a cause of an Event of Termination under this subparagraph (xv) if reasonably attributable to either (A) any action taken or not taken by the Trustee in respect of such payment, unless the Trustee's action or lack of action was the direct result of misdirection, or lack of required direction, by Ingram or (B) an Act of God, the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods, telecommunications disruptions, computer failures, disruptions to the federal wire transfer system or similar causes.

The final text which follows the listing of Events of Termination is modified in its entirety to read as follows:

then, (a) in the case of any event described in subparagraph (i) (other than clause (B) thereof), (ii), (vi), (viii), (xi), (xiii), (xiv) or (xv) after any applicable grace period set forth in such subparagraphs, either the Trustee or the Holders of Investor Certificates of the related Series evidencing Undivided Interests aggregating more than 65% of the related Invested Amount of such Series by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) may declare that an Event of Termination has occurred
(A) with respect to all Series of Certificates (in the case of notice given by the Trustee) or (B) such Series (in the case of notice given by the Investor Certificateholders) as of the date of such notice, or (b) in the case of any event described in clause (B) of subparagraph (i) or in subparagraphs (iii), (iv), (v), (vii), (ix), (x) or (xii) an Event of Termination with respect to all Series shall occur without any notice or other action on the part of the Trustee or any certificateholder immediately upon the occurrence of such event.

SECTION 3.  Initial Invested Amount of the Series 1993-1 Certificates.

      The Initial Invested Amount of the Series 1993-1 Certificates shall be $66,000,000. The Initial Invested Amount of the Class A Certificates shall be $60,000,000 (the "Class A Inertial Invested Amount"). The Initial Invested Amount of the Class B Certificates shall be $6,000,000 (the "Class B Initial Invested Amount").

SECTION 4. Series 1993-1 Certificate Rates.

      The Certificate Rate for the Class A Certificates shall be 6.19% per annum (the "Class A Certificate Rate"). The Certificate Rate for the Class B Certificates shall be 6.19% per annum (the "Class B Certificate Rate").

SECTION 5. Servicing Fee.

      The Servicing Fee Percentage applicable to the Series 1993-1 Certificates shall be 0.25% per annum.

SECTION 6. Applicable Minimum Percentage and Minimum Adjusted Eligible
	   Principal Receivables.

      The Applicable Minimum Percentage with respect to the Series 1993-1 Certificates shall be 15%, subject to increase in accordance with the following sentence. If, on any Determination Date, the Base Dilution exceeds 8%, then the Applicable Minimum Percentage shall be increased, effective as of such Determination Date, by 0.034% for each 0.01% that the Base Dilution exceeds 8%. As used herein, "Base Dilution" means the greater of (i) the One Month Dilution Ratio for the Settlement Period in the prior calendar year that corresponds with the Settlement Period in which such Determination Date occurs and (ii) the Dilution Ratio at such Determination Date. If the foregoing calculation, which shall be made on each Determination Date, results in a reduction in the Applicable Minimum Percentage from such Percentage then in effect, such reduction shall be effective as of such Determination Date, but in no event shall the Applicable Minimum Percentage be reduced to less than 15%. Upon final payment of the Series 1993-1 Certificates, the Minimum Adjusted Eligible Principal Receivables shall he computed in a manner consistent with the Agreement or any Future Supplement, as appropriate.

SECTION 7. Calculation of Transferor Minimum Amount.

      For purposes of calculating the Transferor Minimum Amount with respect to the Series 1993-1 Certificates during the Amortization Period, the Series 1993-1 Invested Amount shall be deemed to remain constant at the amount in effect at the commencement of the Amortization Period, regardless of any partial payment of principal with respect thereto on any Payment Date, until the Payment Date on which the Class A Certificates are paid in full, provided, however, that to the extent that the Transferor Minimum Amount with respect to the Series 1993-1 Certificates would at any time exceed 100% of the Class A Invested Amount by reason of this sentence, the Transferor Minimum Amount with respect to the Series 1993-1 Certificates may be reduced to an amount not less than 100% of such Class A Invested Amount if calculation thereof under the Agreement without regard to this Section 7 would otherwise permit such. reduction.

SECTION 8. Amortization Period Commencement Date.

      The Amortization Period Commencement Date is June 1, 1998.

SECTION 9. Series Termination Date.

      The Series Termination Date for the Series 1993-1 Certificates shall be December 15, 1999.

SECTION 10. Repurchase Terms.

      Pursuant to Article 12 of the Agreement, the Class A Certificates may be repurchased by the Transferor on any Payment Date on or after the day on which the Class A Invested Amount is reduced to an amount less than or equal to $6,000,000 upon the satisfaction of the conditions described in
Section 12.02(a) of the Agreement. The repurchase price shall be equal to the Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates through the day preceding the Payment Date on which the repurchase occurs. Notwithstanding the above, no repurchase of the Class A Certificates may be made pursuant to this Section 10 if, after giving effect to such repurchase, the unpaid Make-Whole Amount is greater than zero.

SECTION 11. Delivery and Payment for the Series 1993-1 Certificates.

      The Trustee shall deliver the Series 1993-1 Certificates to the Transferor when authenticated upon the written direction of the Transferor.

SECTION 12. Minimum Authorized Denominations; Special Rule on Transfer and
	    Exchange.

      The Class A Certificates shall be issued in fully registered form in denominations of $5,000,000 and $500,000 integral multiples in excess thereof, provided that, as directed by the Transferor, the Trustee may on the Closing Date authenticate Class A Certificates in denominations of less than $5,000,000. No registration of transfer or exchanges shall be permitted in a manner that would permit any Class A Certificate initially issued in a denomination of $5,000,000 or less to be registered upon transfer or exchange in any denomination less than the amount of such Class A Certificate (or predecessor Class A Certificate) upon the issuance thereof on the Closing Date. The Class B Certificates shall be issued in fully registered form in denominations of $1,000,000 and $500,000 integral multiples in excess thereof, provided that, as directed by the Transferor, the Trustee may on the Closing Date authenticate Class B Certificates in denominations of less than $1,000,000. No registration of transfer or exchanges shall be permitted in a manner that would permit any Class B Certificate initially issued in a denomination of $1,000,000 or less to be registered upon transfer or exchange in any denomination less than the amount of such Class B Certificate (or predecessor Class B Certificate) upon the issuance thereof on the Closing Date.

SECTION 13. Transferee Certification.

      Attached hereto as Exhibit 1 is the form of certification to be delivered by a proposed transferee as a condition to any transfer of a Series 1993-1 Certificate made pursuant to Section 6.03 of the Agreement.

      Notwithstanding anything to the contrary in Section 6.03 of the Agreement, no Opinion of Counsel shall be required in connection with the transfer of a Series 1993-1 Certificate of the proposed transferee delivers such certification.

SECTION 14. Definitions.

      For the purposes of the Agreement and this Supplement, the following capitalized terms shall be defined as follows and shall supersede, with respect to the Series 1993-1 Certificates, any definitions stated in Article I of the Agreement or Annex X thereto:

      "Class A Default Amount" for any day shall mean the product of (i) the portion of the Investor Default Amount in respect of the Series 1993-1 Certificates incurred on such day and (ii) the decimal equivalent of a fraction, the numerator of which is the Class A Invested Amount on such day and the denominator of which is the Series 1993-1 Invested Amount on such day.

      "Class A Interest Distribution Amount" shall mean, with respect to any Payment Date, the product of the Class A Certificate Rate and the Class A Invested Amount on the first day of the preceding Series 1993-1 Interest Accrual Period.

      "Class A Invested Amount" shall mean, when used with respect to any day, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such day and minus (c) the excess, if any, of the aggregate amount of Class A Charge-Offs over Class A Charge-Offs reimbursed pursuant to Sections 4.04(d) and (j).

      "Class B Default Amount" for any day shall mean the product of (i) the portion of the Investor Default Amount in respect of the Series 1993-1 Certificates incurred on such day and (ii) the decimal equivalent of a fraction, the numerator of which is the Class B Invested Amount on such day and the denominator of which is the Series 1993-1 Invested Amount on such day.

      "Class B Interest Distribution Amount" shall mean, with respect to any Payment Date, the product of the Class B Certificate Rate and the Class B Invested Amount on the first day of the preceding Series 1993-1 Interest Accrual Period.

      "Class B Invested Amount" shall mean, when used with respect to any day, an amount equal to (a) the Class B Initial Invested Amount, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such day and minus (c) the excess, if any, of the aggregate amount of Class B Charge-Offs over Class Charge-Offs reimbursed pursuant to Sections 4.04(g) and (1).

      "Payment Date" shall mean (i) on or before the Amortization Period Commencement Date, the 15th day of each March, June, September and December (or if such day is not a Business Day, the next succeeding Business Day) or
(ii) during the Amortization Period, the 15th day of each month (or if such day is not a Business Day, the next succeeding Business Day).

      "Record Date" shall mean, with respect to any Payment Date, the last day of the month immediately preceding such Payment Date.

      "Series 1993-1 Interest Accrual Period" shall mean, with respect to any Payment Date, the period from and including the preceding Payment Date to but not including such Payment Date, provided, that the first such Interest Accrual Period shall be the period from and including the Closing Date to but not including the first Payment Date.

      "Series 1993-1 Invested Amount" shall mean, on any day, the sum of the Class A Invested Amount and the Class B Invested Amount on such day.

      The words "hereof," "herein" and "hereunder" and words of similar import when used in this Supplement shall refer to this Series Supplement or the Agreement as a whole and not to any particular provision of this Supplement or the Agreement, as the case may be; and Section, Schedule and Exhibit references contained in this Agreement or this Series Supplement are references to Sections, Schedules and Exhibits in or to the Agreement or this Series Supplement unless otherwise specified.

SECTION 15. Accrual of Interest on the Series 1993-1 Certificates.

      Interest shall accrue on the Series 1393-1 Certificate from the date hereof.

SECTION 16. Distributions.

      The Trustee shall use its best efforts to send distributions to the Series 1993-1 Certificateholders under Section 5.01 of the Agreement to each such Certificateholder by 12:30 p.m. (New York City time) on each Payment Date by wire transfer of immediately available funds to an account or accounts designated by such Certificateholders, by written notice to the Trustee and the Paying Agent given at least five days prior to any Payment Date (such notice to remain effective with respect to a Holder until different instructions from such Holder are received by the Trustee), or if no such notice is given, by check mailed as provided in Section 5.01 of the Agreement. The Trustee acknowledges that it has received, on the Closing Date, a copy of such notice by means of a copy of the certificate purchase agreement(s) between the Transferor and each initial Holder of a Series 1993-1 Certificate.

SECTION 17. Notices, Reports and Certificates.

      (a) The Trustee agrees that it will furnish to each Holder of a Class A Certificate all notices, reports and certificates that are either prepared or received by the Trustee pursuant to the Agreement, without any need for request for any such materials by any such Holder, on the same date as any such materials are otherwise distributed, in the case of materials prepared by the Trustee, or within one Business Day of receipt by the Trustee, in the case of materials prepared by others, including without limitation, the Settlement Statement, the Officer's Certificate contemplated by Section 3.05 of the Agreement and the reports contemplated by Section 3.06 of the Agreement, provided, however, that this sentence shall not apply to the Daily Report delivered by the Servicer to the Trustee. Materials furnished by the Trustee pursuant to this paragraph (a) will be sent by first class mail, postage prepaid, to each Holder at the address shown for it in the Certificate Register maintained by the Trustee.

      (b) In order to enable the Trustee to furnish materials to each Holder of a Class A Certificate in accordance with paragraph (a) above, the Servicer agrees that it will furnish to the Trustee all notices, reports and certificates that are either prepared or received by the Servicer under the Agreement and are not otherwise required to be delivered to the Trustee, including without limitation any notices to the Rating Agencies, as well as any notice of a Default or Event of Default under Section 8.01 of the Liquidity Agreement received by the Servicer.

      (c) If, on any day on which the Daily Report is delivered to the Trustee the Servicer is unable to make the certification called for therein without exception thereto, then the Servicer shall also provide a copy of such Daily Report to each Class A Certificateholder by means of either (i) Federal Express or similar overnight courier service, (ii) certified mail, return receipt requested, or (iii) facsimile transmission (subject to confirmation of receipt by an authorized officer of such Class A Certificateholder), in any case dispatched by the Servicer on the same day as such Daily Report is delivered to the Trustee to the address of such Holder shown for it in the Certificate Register maintained by the Trustee. The Transferor also shall furnish to each Class A Certificateholder the statement contemplated by Section 2.06(f) of the Agreement within the time permitted under such Section by one of the means described in the preceding sentence. In the event that the Servicer does not provide the Daily Report to the Class A Certificateholders on a timely basis if required to do so by this Section 17(c), then for each day that elapses from the date on which such Daily Report was required to be provided to Class A Certificateholders until and including the date on which such Daily Report is in fact provided, the grace or cure period provided to the Transferor under subclause (C) of clause (i) or under clause (ii) of Section 9.01 (to the extent that a grace or cure period is applicable to the matters disclosed in such Daily Report) before a Prospective Event of Termination becomes an Event of Termination or the grace or cure period provided to the Servicer under clauses (b) and (c) of Section l0.01 (to the extent that a grace or cure period is applicable to the matters disclosed in such Daily Report) before a prospective Servicer Default becomes a Servicer Default shall, as applicable, be reduced by each day of such delay. In the event that the Liquidity Agreement is terminated or otherwise is no longer in effect, then the Transferor and the Servicer agree to modify the form of certification set forth in the Daily Report to include a certification that there is no Servicer Default or prospective Servicer Default (i.e., without regard to any grace period) in existence on such day.

      (d) The Servicer agrees that as soon as available and, in any case, within 100 days after the end of each fiscal year, it will provide to each Holder of a Class A Certificate the audited consolidated financial statements of the Servicer and its Subsidiaries, consisting of the audited consolidated balance sheet of the Servicer and its Subsidiaries as of the end of such fiscal year and the audited consolidated statements of income, changes in stockholders' equity and cash flows of the Servicer and its Subsidiaries for such fiscal year, certified by the independent public accountants of the Servicer and its Subsidiaries.

      (e) The Servicer agrees that as soon as available and, in any case, within 50 days after the end of each fiscal month in each fiscal quarter in each fiscal year (or, if the Servicer elects to provide quarterly information as hereinafter described, within 50 days after the end of each fiscal quarter), it will provide to each Holder of a Class A Certificate the consolidated and consolidating financial statements of the Servicer and its Subsidiaries, consisting of the unaudited consolidated and consolidating balance sheet of the Servicer and its Subsidiaries as of the end of such fiscal month (or, at the option of the Servicer and upon written notice to the Class A Certificateholders, as of the end of each fiscal quarter) and the unaudited consolidated and consolidating statements of income, changes in stockholders' equity and cash flows of the Servicer and its Subsidiaries for such fiscal month (or, at the option of the Servicer and upon written notice to the Class A Certificate-holders, as of the end of each such quarter) and for the fiscal year to date, setting forth in each case in comparative form, the figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified by the Chief Financial Officer or the Treasurer of the Servicer as being a complete and correct copy of the Servicer's financial statements which have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise disclosed therein and without the information normally provided in the accompanying footnotes), and which present fairly the financial position of the Servicer and its Subsidiaries and the results of operations and cash flows thereof subject, in each case, to changes resulting from year-end audit adjustments; provided, however, that at such time and so long as the Servicer shall be required to file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the delivery of its Quarterly Report on Form 10-Q shall satisfy the requirements of this
Section 17 with respect to consolidated financial statements.

      (f) In the event of a change in servicing procedures which would allow the Servicer to withhold or withdraw Collections relating to Receivables other than Adjusted Eligible Receivables as contemplated by
Section 4.09 of the Agreement, the Servicer agrees that, not less than five Business Days prior to giving effect to such changed procedures, the Servicer will give notice to each Holder of a Class A Certificate of the intended change in procedures together with an Officer's Certificate of the Servicer to the effect that such change will not have a material adverse effect on the rights of such Holders.

SECTION 18. Audit and Inspection Rights.

      (a) The Transferor agrees that the audit rights of the Trustee provided for in Section 2.06(c) of the Agreement may be exercised by the Class A Certificateholders, and the Servicer agrees that the inspection rights of the Trustee provided for in Section 8.06 of the Agreement may be exercised by the Class A Certificateholders, subject in each case, however, to each of the following conditions:

      (i) for purposes of this Section 18, references to the Class A Certificateholders shall mean, collectively, the Holders of Class A Certificates of Series 1993-1 together with the Holders of Class A Certificates of Series 1993-2, and a Holder of Class A Certificates of both Series will be treated as only one Class A Certificateholder;

      (ii) such rights may not be exercised more than one time in any consecutive 12 month period by (A) each Class A Certificateholder that is an Initial Purchaser or (B) Class A Certificateholders, in the aggregate, that are not Initial Purchasers in accordance with clause (iv) below, provided, that the foregoing limitation shall not apply if and for so long as a prospective Servicer Default (i.e., a condition that with the giving of notice and/or the passage of time would constitute a Servicer Default), Servicer Default, Prospective Event of Termination or Event of Termination shall have occurred and shall be continuing under the Agreement;

      (iii) for purposes of clause (ii) above, multiple Class A
Certificateholders under common management shall be treated collectively as only one Class A Certificateholder;

      (iv) for purposes of clause (ii) above, all transferees of any of The Prudential Insurance Company of America, Pacific Mutual Life Insurance, or The Great-West Life & Annuity Insurance Company (or any Class A Certificateholder managed by any thereof and treated collectively therewith in accordance with clause (iii) above) (collectively, the "Initial Purchasers"), and successive transferees thereafter, shall be treated collectively as one Class A Certificateholder and, in order to exercise the rights provided for in paragraph (a), must act collectively through an agent or representative appointed to act for all by a vote of not less than 65% of the Invested Amount of all Class A Certificateholders excluding the Initial Purchasers and must hold, in the aggregate, not less than 25% of the aggregate Invested Amount of the Class A Certificates of Series 1993-1 and Series 1993-2; and

      (v) such rights may not be exercised (and the Transferor or the Servicer, as applicable, may deny access to the relevant information) by any Holder reasonably believed by the Transferor or the Servicer in good faith to be a competitor of the Servicer or any Subsidiary, or by any Holder which the Transferor or the Servicer reasonably believes in good faith might violate or otherwise undermine the confidentiality of the materials to be reviewed, provided, that the Transferor and the Servicer each hereby acknowledge that none of the Initial Purchasers will be subject to objection by the Transferor or the Servicer for reasons of competition or confidentiality.

SECTION 19. Removal of Designated Subsidiaries; Make-Whole Amount.

      (a) Subject to the Agreement and the Purchase Agreement, Ingram shall have the right at any time co remove a Designated Subsidiary or the Ingram Book Company Division as an originator of Receivables (whether by reason of sale or other disposition of such Designated Subsidiary or division or otherwise), provided, that in the event that within twelve months following any such removal of a Designated Subsidiary or the Ingram Book Company Division as an originator of Receivables an Event of Termination other than an Event of Termination arising under clauses (i)(B) or (C), (ii), (iii),
(v), (vi), (x), (xii), (xiii) or (xiv) of Section 9.01 (any such Event of Termination not so excluded, an "Applicable Event of Termination") shall occur and, as a result thereof, the Amortization Period Commencement Date with respect to the Series 1993-1 Certificates shall occur, then in addition to all other amounts required to be paid to the Class A Certificateholders under the Agreement, the Class A Certificateholders shall be entitled to receive an additional Make-Whole Amount (as hereinafter defined). The Make-Whole Amount shall be payable pursuant to Sections 4.04(h) and (p) and 4.06(c) of the Agreement as set forth in this Supplement. The Trustee agrees that if any of the events described in the provisions of Section 9.01 which are excluded as a basis for an Applicable Event of Termination as set forth above in the definition of such term shall occur within twelve months following the voluntary removal by Ingram of a Designated Subsidiary or the Ingram Book Company Division as an originator of Receivables, then unless the occurrence of such event shall automatically result in an Event of Termination in accordance with Section 9.01, the Trustee will not give notice or otherwise declare an Event of Termination with respect to this Series without obtaining the consent of the Holders of not less than 65% of the Class A Invested Amount.

      (b) The "Make-Whole Amount" shall mean, with respect to any Class A Certificate, an amount equal to the excess, if any, of the Discounted Value of such Class A Certificate over the sum of (i) the Invested Amount of such Class A Certificate on the day preceding the Call Date plus (ii) interest accrued thereon as of (including interest due on) the Call Date. The Make-Whole Amount shall be calculated on the Make-Whole Calculation Date (as defined below) and shall in no event be less than zero. From and after the Make-Whole Calculation Date, if either the Make-Whole Amount or the Other Series Make-Whole Amount is greater than zero no amounts held in either the Interest Funding Account or the Principal Funding Account shall be distributed to the Class B Certificateholders until the Make-Whole Amount and the Other Series Make Whole Amount have been fully paid to the Class A Certificateholders and the Class A Certificateholders of Series 1993-2, as applicable. For purposes of calculating the "Make-Whole Amount," the following definitions shall apply;

      "Call Date" shall mean the first Payment Date following an Amortization Period Commencement Date which results from an Applicable Event of Termination and on which principal is payable on the Class A Certificates.

      "Discounted Value" shall mean, with respect to any Class A Certificate, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Class A Certificate from their respective scheduled due dates (assuming that the scheduled due date of the principal amount of such Class A Certificate is the Scheduled Payment Date) to the Call Date, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Class A Certificates is payable) equal to the Reinvestment Yield.

      "Reinvestment Yield" shall mean, with respect to any Class A Certificate, the Spread Amount, if any, plus the yield to maturity implied by (i) the yields reported, as of 10 a.m. (New York City time) on the Business Day next following the date on which the Servicer has actual knowledge of the declaration of an Applicable Event of Termination (the "Make-Whole Calculation Date"), on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Class A Certificate as of such Make-Whole Calculation Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of such Make-Whole Calculation Date, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Class A Certificate, as of such Make-Whole Calculation Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

      "Remaining Average Life" shall mean, with respect to any Class A Certificate, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) the Invested Amount for such Class A Certificate into
(ii) the product obtaining by multiplying (a) the Invested Amount (but not interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Call Date and the Scheduled Payment Date.

      "Remaining Scheduled Payments" shall mean, with respect to any Class A Certificate, all payments of principal and interest thereon that would be due on or after the Call Date if no payment of principal on such Class A Certificate were made prior to the Scheduled Payment Date.

      "Scheduled Payment Date" shall mean, with respect to any Class A Certificate, the first Payment Date following the scheduled Amortization Period Commencement Date specified in Section 8 of this Supplement.

      "Spread" shall mean (i) 0% if the related Applicable Termination Event for the Class A Certificates occurs within twelve months of the removal by Ingram (including sale to an Affiliate) of a Designated Subsidiary or the Ingram Book Company Division as an originator of Receivables that is not a Third Party Sale, (ii) 0% if the related Applicable Termination Event occurs within nine months of the removal by Ingram of a Designated Subsidiary or the Ingram Book Company Division as an originator of Receivables that is a Third Party Sale and (iii) .25% if the related Applicable Termination Event occurs between nine and twelve months of the removal by Ingram of a Designated Subsidiary or the Ingram Book Company Division as an originator of Receivables that is a Third Party Sale.

      "Third Party Sale" shall mean a sale or other disposition of an interest in a Designated Subsidiary or the Ingram Book Company Division sufficient such that such Designated Subsidiary or the Ingram Book Company Division may no longer be consolidated with Ingram for accounting purposes in accordance with GAAP.

SECTION 20. Consents.

      (a) The Agreement currently provides that certain actions under Sections 2.06(i), 2.06(q) and 3.03(k) thereof are subject to the consent of the Required Banks ("Bank Consent"). The Transferor and the Servicer covenant that they will use reasonable efforts to obtain, within 90 days from the date hereof, the consent of the Banks and all other consents that would be required under the Agreement, to an amendment to the Agreement (referred to herein as the "Amendment") that would substitute, in lieu of all existing provisions relating to Bank Consent, a provision requiring consent ("Aggregate Consent") from the holders of not less than 65% of the Third-Party Interests in the Trust. The "Third Party Interests" in the Trust will be defined as the sum of (i) the aggregate Invested Amount of all Series of Investor Certificates (subject to paragraph (c) below) and
(ii) the Applicable Liquidity Commitment of the Banks. The "Applicable Liquidity Commitment" of the Banks will mean the Liquidity Commitment then in effect, provided, that if at any time pursuant to the Liquidity Agreement the Commercial Paper Issuer is not permitted to effect an additional Credit Utilization either through issuance of additional Commercial Paper or incurrence of additional Revolving Loans, whether by reason of Section 2.01 or Section 6.02 of the Liquidity Agreement or otherwise, then for so long as such Credit Utilization remains unavailable to the CP Issuer, the Applicable Liquidity Commitment will mean the amount of the Liquidity Commitment corresponding to the Aggregate CP Matured Value of Outstanding Commercial Paper and the principal amount of outstanding Loans and LOC Disbursements under the LOC, if any, as to which the Banks remain at risk. In determining whether at least 65% of the holders of Third-Party Interests have consented, each Holder of an Investor Certificate may vote its Invested Amount relative to the aggregate Third-Party Interests, and each Bank may vote its allocable share of the Applicable Liquidity Commitment relative to the aggregate Third-Party Interests.

      (b) Unless and until the Transferor and the Servicer are able to obtain the Amendment contemplated by paragraph (a) above, then in each case specified above in which an action under the Agreement requires Bank Consent, such action will also require the consent of Holders of not less than 51% of the aggregate Invested Amount of the combined Series 1993-1 Certificates and the Series 1993-2 Certificates (the "Series Consent"). By its acceptance thereof, each Holder of a Series 1993-1 Certificate agrees that if the Amendment is obtained, then upon the effective date thereof each provision in this Supplement providing for Series Consent shall be void and of no effect so long as such action is subject to Aggregate Consent under the terms of the Amendment.

      (c) For purposes of all provisions requiring the vote of Holders of Investor Certificates (whether in respect of obtaining Series Consent or Aggregate Consent or with respect to any other provision of the Agreement or otherwise), for so long as Class B Certificates of this Series, Class B Certificates of Series 1993-2 or Investor Certificates of any other Series are held by the Transferor, Ingram or any Affiliate thereof, such Certificates shall not be voted in connection with any such vote, and the Invested Amount thereof shall be deducted from the aggregate Invested Amount of the Series 1993-1 Certificates, the Series 1993-2 Certificates and any other Series of Investor Certificates for purposes of calculating such aggregate Invested Amount entitled to vote.

SECTION 21. Cancellation of Certificates.

      The Transferor agrees that if it proposes to acquire any Class A Certificate(s) from the Holder(s) thereof in accordance with Section 2.09 of the Agreement, it will make a pro rata offer to all Holders of Class A Certificates for the Invested Amount to be acquired.

SECTION 22. Successor Servicer; Servicing Fee.

      (a) The Trustee and Ingram hereby confirm that the intention of Sections
3.02 and 10.02 of the Agreement with respect to the selection of a Successor Servicer and responsibility for payment of the Servicing Fee thereto, and the agreement of the Trustee and Ingram with respect to such matters, is as follows:

      Qualifications. Section 10.02(a) provides that the Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a Successor Servicer. Accordingly, any such Successor Servicer initially must satisfy the definition of "Eligible Servicer". Section 10.02(a) further provides that such Successor Servicer must have obtained confirmation from each Rating Agency that the then outstanding rating on the Commercial Paper or any outstanding Series will not be reduced or withdrawn.

      Selection. Section 10.02(c) contemplates that the Trustee would obtain bids from Eligible Servicers in connection with selecting a Successor Servicer. The Transferor and Ingram could participate in obtaining such bids. The Trustee could select among any Eligible Servicers providing bids not greater than the "Trust Servicing Fee" described below and, if only one Eligible Servicer submitted such a bid, the Trustee would select such Eligible Servicer. If no Eligible Servicer submits a bid for less than or equal to the Trust Servicing Fee, then the Trustee shall select the Eligible Servicer submitting the bid that least exceeds the Trust Servicing Fee. Notwithstanding the foregoing, Ingram could direct the Trustee to select an Eligible Servicer that would otherwise not be selected by reason of submitting a higher bid so long as Ingram agreed to be responsible for the Servicing Fee in excess of the Trust Servicing Fee.

      Servicing Fee. Section 3.02 provides that unless otherwise agreed, the Servicing Fee with respect to a Successor Servicer shall be at least 0.25% per annum of the daily average Unpaid Balances of the Receivables (the "Trust Servicing Fee"). Pursuant to Section 10.02(c), the Trust Servicing Fee is the highest Servicing Fee that can be paid to a Successor Servicer from Imputed Yield Collection allocable to either the Variable Funding Certificate or any Series unless otherwise provided in the related Supplement or subsequently agreed to by all Certificateholders affected thereby. As described above, an Eligible Servicer could submit a bid for less than the Trust Servicing Fee. If all bids from Eligible Servicers exceed the Trust Servicing Fee, then (i) a Successor Servicer shall be selected based on the bids received as described above, (ii) the consent of Ingram is not required in order to select a Successor Servicer charging a Servicing Fee in excess of the Trust Servicing Fee, and
      (iii) pursuant to Section 10.02(c) Ingram will be responsible for the payment to such Successor Servicer of the portion of its Servicing Fee in excess of the Trust Servicing Fee.

      (b) The Trustee and Ingram agree that any Successor Servicer selected as described above must be ratified by Series Consent unless and until the Amendment providing for Aggregate Consent thereto is obtained, in which case such ratification shall be by Aggregate Consent.

SECTION 23. Opinions of Counsel.

      The Transferor and Ingram agree that Opinions of Counsel required to be provided under Sections 6.03(b) and 13.01 of the Agreement shall be delivered by Bass, Berry & Sims or other nationally recognized outside counsel.

SECTION 24. Certificateholder Indemnity.

      In any case in which security or indemnity is required to be provided by a Class A Certificateholder to either the Trustee, the Transfer Agent and Registrar, the Transferor or the Servicer (an "Indemnified Party") as a condition to such Indemnified Party taking, or not taking, any action, the unsecured indemnity of any such Class A Certificateholder that is an Initial Purchaser or is an institutional purchaser with an unsecured debt rating or claims paying ability of at least "BBB" or its equivalent shall be deemed to satisfy such requirement for security or indemnity.

SECTION 25. Certificateholder List.

      Notwithstanding Section 6.07 of the Agreement, each Class A Certificateholder shall have access to the list of Holders of Series 1993-1 Certificates without regard to the requirement set forth in such Section that otherwise would require application by three or more Holders or by Holders representing not less than 5% of the Invested Amount of the Investor Certificates of any Series, but otherwise subject to the terms and conditions of Section 6.07.

SECTION 26. Late Charge.

      In the event that payment of interest or principal with respect to the Class A Certificates is not made on the Payment Date (without regard to any grace period) when the funds required to make such payment are then on deposit in the Interest Funding Account or the Principal Funding Account, as applicable, then unless such failure to pay is attributable to the circumstances described in either clause (A) or clause (B) of subparagraph
(xv) of Section 9.01, the Transferor shall pay to each Class A Certificateholder a late charge (the "Late Charge") calculated on a per diem basis on the amount of such late payment for each day following the Payment Date until and including the date on which paid, at a rate equal to the greater of (i) the Class A Certificate Rate plus 200 basis points per annum and (ii) Chemical's Prime Rate then in effect, such Late Charge to be payable pursuant to Sections 4.04(g) and (o) of the Agreement as set forth in this Supplement.

SECTION 27. Consent to Successor Trustee.

      Ingram agrees that any Successor Trustee selected by Ingram in accordance with Section 11.07 of the Agreement must be ratified by Series Consent unless and until the Amendment providing for Aggregate Consent thereto is obtained, in which case such ratification shall be by Aggregate Consent.

SECTION 28. Final Payment; Surrender of Certificates.

      Notwithstanding Section 12.03 of the Agreement, final payment on the Series 1993-1 Certificates shall be made to each Holder in the same manner in which prior payments are made to such Holder and without any need for such Holder to physically surrender its Class A Certificate(s) to the Trustee as provided in such Section; provided, that at such time as final payment, or provision for final payment, of the Series 1993-1 Certificates shall have been made, such Certificates shall be deemed cancelled and of no effect and shall not represent any further claim on or interest in the Trust Assets notwithstanding any failure on the part of the Holder thereof to physically surrender such Certificate(s). Each Class A Certificateholder shall be obligated, and by its acceptance of its Certificate(s) hereby agrees, to surrender its physical Certificates to the Trustee for cancellation within 30 days of its receipt of the final payment with respect thereto.

SECTION 29. Permitted Investments.

      The Trustee, the Transferor and Ingram agree that investments described in clause (v) of the definition of Permitted Investments will not be utilized unless the specific proposed investment is consented to by Series Consent, provided, that such consent shall not be unreasonably withheld and that any request therefor not otherwise rejected within 30 days shall be deemed to have been granted.

SECTION 30. Servicing Transfer.

      Section 10.01 of the Agreement provides that if compliance therewith shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest. Ingram and the Trustee hereby confirm that they have entered into a confidentiality agreement that would be applicable if the Trustee were to act as Successor Servicer and that would satisfy the confidential requirements of Ingram as contemplated by
Section 10.01.

SECTION 31. Certain Technical Corrections.

      For purposes of, and to the extent applicable to, the Series 1993-1 Certificates, the Transferor, the Servicer and the Trustee agree that the following provisions of the Agreement shall be modified and construed as indicated:

      (i) The cross-reference to "Section 2.02(c)" in line 6 on page 11 of the Agreement shall be changed to "Section 2.01(d)";

      (ii) In Sections 12.01 and 12.02 of the Agreement, interest shall be required to be deposited to but excluding the next Payment Date rather than through the last day of the month preceding the Payment Date;

      (iii) The rating of "F-1" in clause (ii) of the definition of "Permitted Investments" shall be changed to "F-1+"; and

      (iv) The Collection Account shall not be a subaccount or otherwise part of the Collateral Account.

SECTION 32. Term of Purchase Agreement.

      In connection with the Amendment, the Transferor and Ingram covenant to use reasonable efforts to obtain any consents necessary to enable them to enter into an amendment to the Purchase Agreement extending the term thereof to at least December 15, 2001.

SECTION 33. Amendment to this Supplement.

      The Transferor, the Servicer and the Trustee agree that to the extent the Amendment contemplated by Section 20 of this Supplement contains provisions addressing the matters covered by this Supplement, they will enter into an appropriate amendment to this Supplement (or, alternatively, will enter into an Amended and Restated Supplement) in order to make changes to this Supplement conforming to the provisions of the Amendment.

SECTION 34. Ratification of Agreement.

      As supplemented by this supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument.

SECTION 35. The Trustee.

      The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the Preliminary Statement contained herein, all of which recitals are made solely by the Transferor.

SECTION 36. Instructions in Writing.

      All instructions given by the Servicer to the Trustee pursuant to this Supplement shall be in writing, and may be included in a Daily Report or Settlement Statement.

SECTION 37. Counterparts.

      This Supplement may be executed in any number of counterparts, which may include facsimile counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 38. Governing Law.

      THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 39. Modifications to Remittance Procedures.

      In lieu of the procedures for daily remittance of Collections provided for in the Pooling and Servicing Agreement, including Sections
4.04 and 4.06 thereof as set forth in this Supplement, the Servicer may propose and adopt procedures for the remittance of Collections on a less frequent basis, subject to obtaining the written consent of the Trustee and written confirmation from each Rating Agency that the adoption of such procedures will not result in the reduction or withdrawal of the then rating on the Class A Certificates and, if the then rating on the Class A Certificates is not "AAA" or its equivalent, that such procedures would not preclude the assignment of a "AAA" rating or its equivalent to the Class A Certificates.

      IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


			    INGRAM FUNDING INC.,
			      as Transferor

			    By_______________________________________
			      Name:
			      Title: Assistant Treasurer



			    INGRAM INDUSTRIES INC.,
			      as Servicer

			    By_______________________________________
			      Name:
			      Title: Vice President & Treasurer



			    CHEMICAL BANK,
			      as Trustee

			    By_______________________________________
			      Name:
			      Title: Assistant Vice President